Exhibit 10.20

Purchase and Sales Agreement of Breeder Ducks

Party A: Weifang Legang Food Co., Ltd.
Address: Honghe Town, Changle County, Shangdong Province
Tel: 0536 6661134         6668528
Fax: 0536 6668518
Postal Code: 262411
Name of the Account: Wu Lixian
Deposit Bank: Agricultural Bank of China
Account No.: 6228480290273180312

Party B: Weifang Jinzheng Poultry Co., Ltd.
Address: Shouguang City, Shandong Province
Mobile: 13963619605             Fax: 0536-5401658

Through mutual negotiations, Party A and Party B hereby conclude the following agreement in regard to Party B’s purchase of day-old breeders (the parent generation) of cherry valley from Party A:

1.	Breed: Cherry valley SM3 (large-sized) day-old breeders (the parent generation).

2.	Quality Standard: The rate of healthy chick for one-day old cherry valley SM3 (large-sized) parent breeders shall be 98% or above.

3.	Quantity and Supply Time Schedule
(1)	Quantity: 320 units (140 ducks per unit plus additional 5% free of charge to cover the losses during the transportation, total 147 ducks with 110 females included)

(2)	Supply Time Schedule:
March 8, 2010: 50 units
March 13, 2010: 50 units
March 18, 2010: 50 units
March 20, 2010: 50 units
March 28, 2010: 120 units

4.	Price and Amount
RMB 2,150.00 per unit, the total payment of the goods is RMB 688,000.00

5.	Quarantine: Party A shall be responsible for providing the Veterinary Inspection Certificate.

6.	Packaging, Transportation and Check & Acceptance
a)	Packaging: Use cartons for packing
b)	Transportation: Party B shall pick up the goods by itself.
c)	Check and Acceptance: Party B shall conduct the check and acceptance at Party A’s hatchery.

7.	Expenses: Party A shall bear the expenses for packaging and quarantine and Party B shall bear the transportation expenses.

8.
Settlement of the Payment: After signing this Agreement, Party B shall pay a deposit, equal to RMB 10,000.00, to Party A, which shall be converted to part of the payment of the goods; and the balance of the payment of the goods shall be wire-transferred to Party A’s bank account within 15 days after receiving the goods.  After making the remittance, the bank document shall be faxed to Party A for its further check on the goods payment.

9.	Technical Service: Party A shall provide Party B relevant technical information and consultations.

10.	Effective Term of this Agreement: The effective term shall be from March 3, 2010 to April 30, 2010.

11.	This Agreement shall come into effect after being signed or stamped by the two Parties. This Agreement shall be in duplicate and each Party shall hold one original copy.

12.	Any uncovered issues shall be further negotiated by the two Parties, and if the two Parties fail to reach any agreement, such issue shall be filed to Changle People’s Court for settlement.

13.	The Parties shall keep confidential of this Agreement and shall not disclose this Agreement to any third party.

Party A: Weifang Legang Food Co., Ltd.
Representative: /s/ Liliang Wu

Party B: Weifang Jinzheng Poultry Co., Ltd.
Representative: /s/ Yongping Shan, VP

This Agreement shall be invalid if it is written by handwriting.
Signed at: Honghe Town, Changle County
Singed on: March 3, 2010